UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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Filed by a Party other than the Registrant ☐
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☐	Definitive Proxy Statement
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☒	Soliciting Material Pursuant to §240.14a-12

Cholestech Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EMPLOYEE Q&A

Q:	Why did Inverness and Cholestech decide to combine their businesses?
A:

The acquisition of Cholestech by Inverness presents a unique opportunity for us to come together and accelerate solutions for and innovation in the advanced diagnostic devices market. As a result of combining forces, we expect to be able to provide a broader range of solutions to our customers, leverage our substantial industry experience, gain greater potential for expanded investment in research and development and a greater potential to accelerate time to market with next generation technologies and solutions.

Q:	What are Cholestech stockholders receiving in the deal and why is this a good price?
A:

Cholestech stockholders will receive 0.43642 of a share of Inverness common stock for each share of Cholestech common stock that they own. The transaction is valued at $347.1 million based on the closing price of Inverness common stock of $48.17 per share on June 1, 2007, which means Cholestech stockholders will receive $21.02 in Inverness common stock for each share of Cholestech common stock that they own, based on the same closing price and date. This represents a premium of approximately 25% for Cholestech’s common stock, and allows our stockholders to participate in the combined company’s future value creation.

Q:	What will happen to my options to purchase Cholestech common stock?
A:

Upon the closing of the acquisition, outstanding Cholestech options will be assumed by Inverness and become options to purchase the common stock of Inverness. The exercise price and number of shares covering a Cholestech option will be adjusted as follows: The number of shares that remain subject to the assumed option will be multiplied by 0.43642 (rounded down to the nearest number of whole shares), and the exercise price per share will be divided by 0.43642 (rounded up to the nearest whole cent). The vesting schedule and other terms of your assumed Cholestech options will otherwise remain the same.

Q:	Will I be able to make further purchases under the Cholestech 2002 Employee Stock Purchase Plan?
A:

We will take the actions necessary to shorten any participation periods under the 2002 Employee Stock Purchase Plan as needed so that all final participation periods will terminate prior to the closing of the merger. We plan to terminate the 2002 Employee Stock Purchase Plan immediately prior to the effective time of the merger.

Q:	When will the deal close?
A:

Currently, the acquisition is expected to close in the fall of 2007, subject to obtaining approval from Cholestech stockholders, any required regulatory approvals and satisfaction or waiver of certain conditions to closing set forth in the merger agreement relating to the acquisition.

Q:	What should we tell our distributors and customers regarding the acquisition?
A:

We will be communicating with our distributors and other customers regarding the acquisition. If you receive any specific questions or concerns from a distributor or other customer regarding the acquisition, please forward these to Ken Miller.

Q:	What can I do as an employee to help make the deal a success?
A:

Please stay focused on your job and your daily execution to the highest levels possible. Until the closing of the acquisition, we are still two independent companies and we must operate independently. In addition, until the closing of the acquisition, you should adhere to the following dos and dont’s:

DO:
• continue to operate the business as usual (i.e., assume no acquisition until the acquisition is formally closed);
• continue to execute on our product roadmap, strategy and company vision;
• continue to compete consistent with past practices; and
• if you interact directly with our customers, partners, investors or other outside third parties, strictly follow Cholestech’s prepared messaging regarding the acquisition.

DO NOT:
• change your plans or execution strategy to undermine Inverness with customers, partners or third parties in any way;
• make any statements about the acquisition to the press, analysts, stockholders or any other outside party. If contacted, refer all inquires to Jack Glenn at (510) 781-5065 or jglenn@cholestech.com; or
• contact anyone from Inverness or share any verbal or written information with them (without prior approval of Jack Glenn).

Any questions regarding what you can and cannot do in light of the proposed merger should be forwarded to Jack Glenn at (510) 781-5065 or jglenn@cholestech.com.

Q:	What will happen to my benefits?
A:

Until the deal closes, there will be no change to your existing benefits. As the closing of the transaction approaches, more information will be communicated as to the integration and transition of all benefit plans and offerings.

Q:	How many employees do Inverness and Cholestech have?
A:	As of January 31, 2007, Inverness had approximately 2,561 employees and Cholestech approximately 212.

Q:	Do you anticipate a reduction in force as a result of this transaction?
A:

There will be opportunities to eliminate redundancies; however we will actively work to build a world-class organization, and will provide additional details regarding the combined company organization and business structure post-closing. Inverness will have a significant need to leverage the talent and capabilities of the Cholestech organization.

Q:	Will my job change when I integrate into the combined company? Will my title change? When will I know?
A:

Some jobs and assignments may change. We will focus on this as a priority during the early phases of the integration process. We know how important it is for employees to know what is in their future. This will be done jointly between Inverness’ and Cholestech’s management teams. Our goal is to have a swift, effective integration without disrupting our combined ability to keep developing, manufacturing and selling great products in the market.

Q:	How will the integration process of the two companies be managed?
A:

We understand we need to get this right. Integration planning and execution is critical to this acquisition and both Inverness and Cholestech will be extremely focused. Inverness will take the lead. We will devote significant attention and resources to complete a smooth and thorough integration.

Q:	What should we say if someone from the media calls?
A:	You should direct any calls from the media to Jack Glenn at (510) 781-5065 or jglenn@cholestech.com.

Q:	If I have additional questions about the acquisition, whom should I contact?
A:

Please feel free to submit your questions to Human Resources, which will make sure that they are forwarded to the appropriate person for response. In addition, further information pertaining to the integration will be communicated to employees throughout the process.

Forward-Looking Statements

This Employee Q&A contains forward-looking statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and is subject to the safe harbors created therein. These statements include, but are not limited to, those regarding the prospects and timing associated with consummation of the merger; our ability to provide a broader range of solutions to our customers, leverage industry experience, gain greater potential for expanded investment in research and development and a greater potential to accelerate time to market with next generation technologies and solutions; our ability to complete a smooth and thorough integration.  These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those expressed in the forward-looking statements. These risks and uncertainties include, among others, the risk that the merger does not close, including the risk that required shareholder and regulatory approvals for the merger may not be obtained; diversion of management’s attention away from other business concerns; the risks associated with the development, generally, of the combined company’s overall strategic objectives; the ability of the combined company to build additional value in its business; the existence of unanticipated technical, commercial or other setbacks related to the combined company’s products and services; and the other risks set forth in Inverness’ and Cholestech’s most recent Annual Reports of Form 10- K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission.  The combined company may not successfully integrate the operations of Inverness and Cholestech in a timely manner, or at all, and the combined company may not realize the anticipated benefits or synergies of the merger.  Cholestech undertakes no obligation to update any forward-looking statements to reflect new information, events, or circumstances occurring after the date of this Employee Q&A.

Additional Information and Where To Find It

Inverness plans to file with the SEC a Registration Statement on Form S-4 in connection with the transaction and Cholestech plans to file with the SEC and mail to its shareholders a Proxy Statement/Prospectus in connection with the transaction.  The Registration Statement and the Proxy Statement/Prospectus will contain important information about Inverness, Cholestech, the transaction and related matters.  Investors and security holders are urged to read the Registration Statement and the Proxy Statement/Prospectus carefully when they are available.  Investors and security holders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus and other documents filed with the SEC by Inverness and Cholestech through the web site maintained by the SEC at www.sec.gov.  In addition, investors and security holders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus from Inverness by contacting Shareholder Relations at (781) 647-3900 or jon.russell@invmed.com or from Cholestech by contacting Jack Glenn at (510) 781-5065 or jglenn@cholestech.com.

Inverness and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Cholestech in connection with the transaction described herein.  Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the Proxy Statement/Prospectus described above. Additional information regarding these directors and executive officers is also included in Inverness’s proxy statement for its 2007 Annual Meeting of Stockholders, which was filed with the SEC on or about April 9, 2007. This document is available free of charge at the SEC’s web site at www.sec.gov and from Inverness by contacting Inverness at Shareholder Relations at (781) 647-3900 or jon.russell@invmed.com.

Cholestech and its directors and executive officers also may be deemed to be participants in the solicitation of proxies from the shareholders of Cholestech in connection with the transaction described herein.  Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the Proxy Statement/Prospectus described above.  Additional information regarding these directors and executive officers is also included in Cholestech’s proxy statement for its 2006 Annual Meeting of Shareholders, which was filed with the SEC on or about July 17, 2006. This document is available free of charge at the SEC’s web site at www.sec.gov and from Cholestech by contacting Jack Glenn at (510) 781-5065 or jglenn@cholestech.com.